Exhibit 10.23.2

SECOND AMENDMENT TO COKE SALE
AND FEED WATER PROCESSING AGREEMENT
THIS SECOND AMENDMENT (this "Second Amendment"), dated as of July 6, 2011, is made by and between United States Steel Corporation, a Delaware corporation, with a principal office and place of business located at 600 Grant Street, Pittsburgh, Pennsylvania 15219-2800 ("Off-Taker") and Gateway Energy & Coke Company, LLC, a Delaware limited liability company, with a principal office and place of business located at 1011 Warrenville Road, Suite 600, Lisle, IL 60532 ("Provider").
RECITALS
WHEREAS, Off-Taker and Provider have entered into that certain Coke Sale and Feed Water Processing Agreement dated February 28, 2008 (the "Agreement"); and
WHEREAS, Off-Taker and Provider amended the Agreement on November 1, 2010 (the "First Amendment" and, collectively with the Agreement, the "Amended Agreement") to provide for a Conforming Steam Discount Period;
WHEREAS, Off-Taker and Provider desire to extend the Conforming Steam Discount Period through April 30, 2012.
NOW THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Definitions.    Capitalized terms used in this Second Amendment that are not otherwise defined herein shall have the meanings set forth in the Amended Agreement.
2.Amendment Effective Date. This Second Amendment shall be effective as of the date first set forth above (the "Amendment Effective Date").
3.Amendments.
3.1    Effective on and as of the Amendment Effective Date, the following definition in Appendix A to the Amended Agreement shall be amended and restated in its entirety as follows:
"Conforming Steam Discount Period" shall mean the period of time beginning on November 1, 2010 and ending on April 30, 2012, as may be extended by the mutual agreement of the Parties in Writing.

4.	Miscellaneous.
4.1    Counterparts. This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

4.2
Governing Law. This Second Amendment shall be construed in accordance with and governed by, the laws of the Commonwealth of Pem1sylvania without regard to its conflicts of law provisions, and the rights and remedies of the Parties hereunder will be determined in accordance with such laws.

4.3
Captions. The captions and headings in this Second Amendment are for convenience of reference purposes only and have no legal force or effect. Such captions and headings shall not be considered a part of this Second Amendment for purposes of interpreting, constming or applying this Second Amendment and will not define, limit, extend, explain or describe the scope or extent of this Second Amendment or any of its terms and conditions.

4.4    Terms and Conditions of the Amended Agreement. Except as expressly modified hereby, all terms and conditions of the Amended Agreement remain in full force and effect and are hereby in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the date first set forth above.

UNITED STATES STEEL CORPORATION

By: /s/ Richard Veith
Name: Richard Veith
Title: General Manager

GATEWAY ENERGY &COKE COMPANY, LLC

By: /s/ Michael Thomson
Name: Michael Thomson
Title: President

[SECOND AMENDMENT TO COKE SALE AND FEED WATER PROCESSING AGREEMENT]